UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2011, the Federal Housing Finance Agency approved the appointment of a new independent director by the Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) to fill a previously disclosed vacancy. Effective November 18, 2011, Mary J. Cahillane will fill the Board's vacant independent directorship with a term expiring December 31, 2012. For more information on the required qualifications for independent directors, see “Part III - Item 10 -Directors, Executive Officers, and Corporate Governance” in the Bank's 2010 Annual Report on Form 10-K.
Ms. Cahillane is the Vice President of Finance and Investments for The Spencer Foundation. The Board has not yet assigned Ms. Cahillane to serve on any committees.
The Bank has not engaged in any transactions with Ms. Cahillane or any members of her immediate family that require disclosure under applicable rules and regulations. Ms. Cahillane's appointment took place in accordance with the rules governing the election of Bank directors and appointment of director vacancies, as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. For information on the Bank's Director's Compensation Policy for 2011, see “Part III - Item 11 - Director Compensation” in the Bank's 2010 Annual Report on Form 10-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: November 25, 2011	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary